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                                                                    EXHIBIT 3(b)

                       METROPOLITAN LIFE INSURANCE COMPANY

                                 SALES AGREEMENT

                                TABLE OF CONTENTS

I.    DEFINITIONS

II.   AGREEMENTS, REPRESENTATIONS, AND COVENANTS

      A.  AGREEMENTS AND COVENANTS OF METLIFE

      B.  REPRESENTATIONS AND COVENANTS OF BROKER

III.  COMPLIANCE WITH APPLICABLE LAWS

IV.   PRINCIPLES OF ETHICAL MARKET CONDUCT

V.    COMPENSATION

VI.   COMPLAINTS AND INVESTIGATIONS

VII.  RECORDS AND ADMINISTRATION

VIII. PRIVACY INFORMATION

      A.  PROPRIETARY INFORMATION

      B.  RECEIPT OF CUSTOMER NONPUBLIC PERSONAL INFORMATION FROM BROKER BY
          METLIFE

      C. TREATMENT OF NONPUBLIC PERSONAL INFORMATION DISCLOSED TO BROKER BY METLIFE

      D.  CONFIDENTIAL INFORMATION

      E.  PROTECTED HEALTH INFORMATION

IX.   INDEMNIFICATION

X.    GENERAL PROVISIONS

      A.  TERM AND TERMINATION

      B.  ASSIGNABILITY

      C.  AMENDMENTS

      D.  NOTICES

      E.  ARBITRATION

      F.  GOVERNING LAW

      G.  ENTIRE UNDERSTANDING

      H.  NO THIRD PARTY BENEFICIARIES

      I.  NON-EXCLUSIVITY

      J.  NO-HIRE

      K.  WAIVER

      L.  COUNTERPARTS

      M.  SEVERABILITY

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                       METROPOLITAN LIFE INSURANCE COMPANY

                                 SALES AGREEMENT

      This Agreement, including the Exhibits attached hereto (collectively the "Agreement") dated ______________________________, 2002, ("Effective Date") by
and among Metropolitan Life Insurance Company, a New York corporation, ______________________, a New York life insurance company (collectively "MetLife") and______________________, a ____________________corporation that, for the distribution of traditional fixed rate insurance products only, is or is affiliated with one or more validly licensed insurance agencies, or for the distribution of registered products, is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and a member of the National Association of Securities Dealers ("NASD") and is also either licensed as or is affiliated with one or more validly licensed insurance agencies (collectively "Broker").

                                   WITNESSETH:

      WHEREAS, MetLife and its Affiliates issue or provide access to certain insurance and financial products, including but not limited to, fixed rate annuities, variable annuities, variable life insurance policies, fixed rate life insurance policies, variable riders on such fixed rate products, and other insurance products as identified on Exhibits A and B hereto (together, the "Contracts");

      WHEREAS, MetLife, on behalf of itself and each Affiliate that issues or provides access to the Contracts identified on Exhibits A and B hereto, is authorized to enter into selling agreements with unaffiliated broker dealers or selling groups, as the case may be, to distribute the Contracts; and

      WHEREAS, MetLife proposes to compensate Broker for the sale and servicing of Contracts in accordance with the Compensation Schedules set forth in Exhibits A and B.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

      I.            DEFINITIONS

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             1)     Affiliate - Any entity that directly or indirectly controls, is controlled by or is under common control with MetLife including, without limitation, any entity that owns 25% or more of the voting securities of any of the foregoing and any entity that is a subsidiary of any of the foregoing.

             2) Agency - One or more associated insurance agency of Broker, identified on Exhibit D hereto, which are properly licensed to participate in the business of insurance.

             3) Applicable Laws - Shall have the meaning given to such term as in accordance with Section II of this Agreement.

             4) Confidential Information - Shall have the meaning given to such term as described in Section VIII(D) of this Agreement.

             5) Fixed Contracts - Contracts that are not variable and include, without limitation, fixed rate annuities, fixed rate life insurance and other fixed insurance contracts, issued by MetLife or its Affiliates, as more fully described in Exhibit B, which may be amended by MetLife in its sole discretion from time to time.

             6) General Agent - Shall have the meaning given to such term as described in Section III(B)(20) of this Agreement.

             7) Nonpublic Personal Information - Nonpublic personal information means financial or health related information by which a financial institution's consumers and customers are individually identifiable, including but not limited to nonpublic personal information as defined by Title V of the Gramm-Leach-Bliley Act and regulations adopted pursuant to the Act.

             8) Prospectus - The prospectuses and Statements of Additional Information included within the Registration Statements referred to herein or filed pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

             9) Registration Statements - Registration statements and amendments thereto filed with the SEC relating to the Variable Contracts, including those for any underlying investment vehicle or variable insurance rider.

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             10)    Variable Contracts - Variable life insurance policies,
                    variable annuity contracts, variable insurance riders and other variable insurance contracts, issued by MetLife or its Affiliates, as more fully described in Exhibit A, which may be amended by MetLife in its sole discretion from time to time.

             11) Representatives - those individuals, accepted by MetLife or its Affiliates to solicit and sell Contracts under the terms of this Agreement, who are duly licensed and appointed as a life insurance agent of MetLife or its Affiliates, and with respect to registered products, are also duly registered, individually, with the NASD in compliance with 1934 Act.

             12) Protected Health Information or PHI - Individually identifiable information that is transmitted or maintained in any medium and relates to the past, present or future physical or mental health or condition of an individual; the provision of health care to an individual; or future payment for the provision of health care to the individual. PHI includes demographic information about individuals, including names; addresses; dates directly related to an individual, including but not limited to birth date; telephone numbers; fax numbers; E-mail addresses; Social Security numbers; policy numbers; medical records numbers; account numbers; and any other unique identifying number, characteristic, or code. PHI includes, but is not limited to, information provided by an individual on an application for a long term care insurance policy or other health care plan issued by MetLife or an affiliate of MetLife; information related to the declination or issuance of, or claim under, a long term care insurance policy issued by MetLife or an affiliate; or information derived therefrom.

      II.           AUTHORIZATIONS, REPRESENTATIONS, AND COVENANTS

      A.            AUTHORIZATIONS, REPRESENTATIONS AND COVENANTS OF METLIFE

             1) MetLife represents that it is duly authorized, on behalf of itself and each Affiliate that issues or provides access to the Contracts identified on Exhibits A and B hereto, to enter into this Agreement with Broker to distribute such Contracts.

             2) MetLife, subject to the terms and conditions of the Agreement, hereby appoints Broker, on behalf of itself and each Affiliate, to solicit, sell and provide service to the Contracts which are set forth on the applicable Exhibits A and B on a non-exclusive basis.

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             3)     MetLife authorizes Broker through its Representatives to
                    solicit applications for the Fixed Contracts listed in Exhibit B, provided that (a) Broker shall not solicit applications for Fixed Contracts except in those states where it and its Representatives are appropriately licensed and, in which, the Fixed Contracts are qualified for sale under Applicable Laws; and (b) Broker complies in all other respects with the published policies and procedures of MetLife or its Affiliates, as applicable, and with the terms of this Agreement.

             4) MetLife authorizes Broker through its Representatives to offer and sell the Variable Contracts listed in Exhibit A, provided that (a) Broker shall not solicit applications for Variable Contracts except in those states where it is and its Representatives are appropriately licensed; (b) there is an effective Registration Statement relating to such Variable Contracts; (c) such Variable Contracts are qualified for sale under Applicable Laws in such state in which the sale or solicitation is to take place; and (d) Broker complies in all other respects with the published policies and procedures of MetLife and its Affiliates, and with the terms of the Agreement. MetLife shall notify Broker or its designee of the issuance by the SEC of any stop order with respect to a Registration Statement or the initiation of any proceeding by the SEC relating to the registration and/or offering of Variable Contracts and of any other action or circumstances that makes it no longer lawful for MetLife or its Affiliates to offer or issue one or more of Variable Contracts listed in Exhibit A. MetLife shall advise Broker of any revision of or supplement to any Prospectus related to the Variable Contracts or underlying investments of such Variable Contracts.

             5) The performance or receipt of services pursuant to this Agreement shall in no way impair the absolute control of the business and operations of each of the parties by its own Board of Directors. Pursuant to the foregoing, MetLife and its Affiliates shall specifically retain ultimate authority, including but not limited to:

                    a.     to refuse for any reason to appoint a Representative
                        and cancel any existing appointment at any time;

                    b.     to direct the marketing of its insurance products and
                        services;

                    c.     to review and approve all advertising concerning, its
                        insurance products and services;

                    d.     to underwrite all insurance policies issued by it;

                    e.     to cancel risks;

                    f.     to handle all matters involving claims adjusting and
                        payment;

                    g.     to prepare all policy forms and amendments;

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                    h.     to maintain custody of, responsibility for and
                        control of all investments; and

                    i.     to withdraw a Contract from sale or to change or
                        amend a Contract for any reason.

             6) Exhibits A, B and the Compensation Schedules may be amended by MetLife in its sole discretion from time to time to include additional Contracts, including fixed rate annuities, variable annuities, variable life insurance policies, fixed rate life insurance policies, variable riders on such fixed rate products, and other insurance products issued by MetLife or its Affiliates. The provisions of this Agreement shall apply with equal force to such additional contracts unless the context otherwise requires. Exhibits A, B and the Compensation Schedules may be amended by MetLife in its sole discretion from time to time to delete one or more of the Contracts.

             7) During the term of this Agreement, MetLife will provide Broker, without charge, with as many copies of the Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, as Broker may reasonably request. Upon receipt from MetLife of update copies of the Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, Broker will promptly discard or destroy all copies of such documents previously provided to them, except such copies as are needed for purposes of maintaining proper records. Upon termination of this Agreement, Broker will promptly return to MetLife all Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information, Contract applications and other materials and supplies furnished by MetLife to Broker or to its Representatives, except for copies required for maintenance of records.

             8) During the term of this Agreement, MetLife or its Affiliates will be responsible for providing and approving all promotional, sales and advertising material to be used by Broker. MetLife will file such materials or will cause such materials to be filed with the SEC, NASD, and any state securities regulatory authorities, as appropriate.

             9) MetLife or its Affiliate will compile periodic marketing reports summarizing sales results to the extent reasonably requested by Broker.

      B.            REPRESENTATIONS AND COVENANTS OF BROKER

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             1)     Broker represents and warrants that it will only offer
                    Contracts in those states where it or its Agency is appropriately licensed and that it has obtained any other appointments, approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who will be soliciting applications for Contracts will at all times be appropriately licensed under Applicable Laws and such solicitation is in accordance with Applicable Law, including without limitation the NASD Rules of Fair Practice, and all insurance replacement regulations and regulations prohibiting the rebating of commission.

             2) Broker represents and warrants that it is a registered broker-dealer under the 1934 Act, has all necessary broker-dealer licenses, is a member in good standing with the NASD, and is licensed as an insurance broker and has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who will be soliciting applications for Variable Contracts, whether alone or jointly with representatives of MetLife or its designee, will at all times as required by Applicable Laws be appropriately registered and/or licensed under such laws and shall comply with all requirements of the NASD, the 1934 Act and all other federal and/or state laws applicable to the solicitation and service of the Variable Contracts including without limitation the NASD Rules of Fair Practice.

             3) Broker represents that neither it nor any of its Representatives are currently under investigation by any insurance regulator, the NASD or SEC, any other self-regulatory organization or other governmental authority (except for any investigations of which it has notified MetLife in writing). Broker further agrees that, if a formal or informal investigation of Broker or any of its agents is commenced by any insurance regulator, the NASD or SEC, any other self regulatory organization or other governmental authority, in connection with the sale of the Contracts, Broker will notify MetLife of the existence and subject matter of such investigation. The Agency further agrees that no subagent shall be appointed to solicit and procure Contracts of MetLife if the subagent has been convicted of any felony prohibited by the Federal Violent Crime Control and Law Enforcement Act of 1994.

             4) Commencing at such time as MetLife and Broker shall agree upon, Broker shall find suitable purchasers for the Contracts for which Representatives are licensed and authorized under

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                    Applicable Laws. In meeting its obligation to solicit
                    applications for the Contracts, Broker agrees as follows:

                    a) Broker shall use only those training, sales, advertising, and promotional materials with respect to the Contracts that have been pre-approved in writing by MetLife for use at that time;

                    b) Broker shall establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its Representatives, and will, upon a reasonable written request from MetLife, provide a report to MetLife on the results of such inspections and the compliance with such procedures; provided, however, that Broker shall retain sole responsibility for the supervision, inspection and control of its Representatives;

                    c) Broker shall take reasonable steps to ensure that its Representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of a Contract is suitable for such applicant to the extent required by Applicable Laws. Broker shall be solely responsible for determining the suitability of recommendations to purchase a Contract made by its agents or other representatives; and Notwithstanding the foregoing, Broker may offer the Contracts in addition to offering other life insurance and annuity products to customers of Broker. Furthermore, Broker understands that no territory is exclusively assigned to Broker hereunder. Broker acknowledges and agrees that MetLife may distribute the Contracts through its own employee's agent and Representatives, including those of its Affiliates, or through any other distribution method or system including (but not limited to) agreements with other insurance agencies regarding the sale of such Contracts in the territories, markets or distribution channels covered by this Agreement.

                    d) Broker shall review diligently all Contract applications for accuracy and completeness and for compliance with the conditions herein, including the suitability and prospectus delivery requirements, and shall take all reasonable and appropriate measures to assure that applications submitted to MetLife are accurate, complete, compliant with the conditions herein, and approved by a qualified registered principal. With respect to variable Contracts distributed jointly by Broker and representatives of MetLife or its designee, Broker shall ensure that all applications relating thereto have been provided to Broker for its review and approval by a qualified registered principal of Broker.

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             5)     To the extent permitted by Applicable Laws, only the initial purchase payments for the Contracts shall be collected by Representatives of Broker. All such purchase payments shall be remitted promptly in full (and in no event later than the time permitted under applicable law or the rules of the
                    NASD), together with any related application, forms and any other required documentation to MetLife or the appropriate Affiliate. The Broker shall make such remittances in accordance with any and all policies and procedures described in the Contract, insurance policy, prospectus, if appropriate, or as otherwise adopted by MetLife and its Affiliates.

             6) Broker acknowledges that MetLife, on behalf of itself and its Affiliates, shall have the unconditional right to reject, in whole or in part, any application for a Contract. If MetLife rejects an application, MetLife or its Affiliate will immediately return any purchase payments received directly to the Broker and Broker will be responsible for promptly returning such payments to the purchaser. If any purchaser of a Contract elects to return such Contract pursuant to any law or contractual provision, any purchase payment made or such other amount, as the Contract or Applicable Laws shall specify, will be returned by MetLife or its Affiliates to the Broker and the Broker will be responsible for promptly returning such payments to the purchaser. Except as otherwise may be provided in Exhibit A, B or the Compensation Schedules, if a purchase payment is either refunded or returned to the purchaser, no commission will be payable to Broker hereunder, and any commission received by Broker will be returned promptly to MetLife. MetLife may, at its option, offset any such amounts against any amounts payable to Broker.

             7) Except as otherwise required by Applicable Laws, Broker is not a principal, underwriter or agent of MetLife or its Affiliates, or any separate account of MetLife or its Affiliates. Broker shall act as an independent contractor, and nothing herein contained shall constitute Broker, nor its agents or other representatives, including Representatives as employees of MetLife or its Affiliates in connection with the solicitation of applications for Contracts or other dealings with the public. Broker, its agents and its other representatives, shall not hold themselves out to be employees of MetLife or its Affiliates in this connection or in any dealings with the public.

             8) Broker agrees that any material it develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for the Contracts hereunder, other than generic advertising material which does not make specific reference to MetLife, its Affiliates or the Contracts, will not be used without the prior written consent of MetLife.

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             9)     Broker shall ensure that solicitation and other activities undertaken by Broker or its Representatives shall be undertaken only in accordance with Applicable Laws. Broker represents no commissions, or portions thereof, or other compensation for the sale of the Contracts will be paid to any person or entity that is not duly licensed and appointed by MetLife or its Affiliates in the appropriate states as required by Applicable Laws. Broker shall ensure that Representatives fulfill any training requirements necessary to be licensed or otherwise qualified to sell the Contracts. Broker understands and acknowledges that neither it, nor any of its Representatives, is authorized by MetLife to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the contract, policy, prospectus, or solicitation material authorized for use in writing by MetLife or its Affiliates. Broker shall not make any representations or give information that is not contained in the contract, policy, prospectus or solicitation material of the Contracts.

             10) Neither Broker nor its agents, designees or other representatives shall have authority on behalf of MetLife or its Affiliates to alter or amend any Contract or any form related to a Contract to adjust or settle any claim or commit MetLife or its Affiliates with respect thereto, or bind MetLife or its Affiliates in any way; or enter into legal proceedings in connection with any matter pertaining to MetLife's business without its prior written consent. Broker shall not expend, nor contract for the expenditure of, funds of MetLife or its Affiliates nor shall Broker possess or exercise any authority on behalf of MetLife other than that expressly conferred on Broker by this Agreement.

             11) Broker and Agency shall be solely responsible for the accuracy and propriety of any instruction given or action taken by a Representative on behalf of an owner or prospective owner of a Contract. MetLife shall have no responsibility or liability for any action taken or omitted by it in good faith in reliance on or by acceptance of such an instruction or action.

             12) Broker shall prepare any forms necessary to comply with Applicable Laws or otherwise required in connection with the sale of the Contracts, either as an initial transaction or as a replacement for other insurance or annuity products, and Broker shall send such forms to MetLife or the appropriate Affiliate. In the alternative, if such forms are not required, but information with respect to a transaction or replacement is required, Broker will transmit such information in writing to MetLife or the appropriate Affiliate. Broker further shall notify MetLife or the appropriate Affiliate when sales of the Contracts are replacement contracts. Such notification shall not be later

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                    than the time that Broker submits applications for such
                    Contracts to MetLife or the appropriate Affiliate.

             13) Broker shall furnish MetLife and any appropriate regulatory authority with any information, documentation, or reports prepared in connection with or related to this Agreement which may be requested by MetLife or an appropriate regulatory authority in order to ascertain whether the operations of MetLife or Broker related to the Contracts are being conducted in a manner consistent with Applicable Laws.

             14) Broker will adhere to state insurance replacement regulations, before it receives or solicits any applications for Contracts.

             15) Broker represents that it has full authority to enter into this Agreement and that by entering into this Agreement it will not impair any other of its contractual obligations with respect to sales of any Contract.

             16)    Insurance Coverage.

                    a) Fidelity Bond. Broker shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a reputable bonding company, covering all of its directors, officers, agents, Representatives, associated persons and employees who have access to funds of MetLife or its Affiliates. This bond shall be maintained at Broker's expense in at least the amount prescribed under Rule 3020 of the NASD Conduct Rules or future amendments thereto. Broker shall provide MetLife with satisfactory evidence of said bond upon MetLife's reasonable request. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to MetLife, for itself or on behalf of its Affiliates as their interest may appear, to the extent of its loss due to activities covered by the bond, policy or other liability coverage.

                    b) Plan of Insurance. Broker shall maintain in full force and effect during the term of this Agreement a plan of insurance, which may be a plan of self-insurance, which shall provide coverage for errors and omissions of the Broker, its Agency, representatives and agents, including Representatives in an amount reasonably acceptable to MetLife. If such insurance plan terminates for any reason during the term of the Agreement, Broker shall immediately notify MetLife of such termination. If requested by MetLife, Broker shall provide satisfactory

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                           evidence of coverage under such insurance policy
                           satisfactory to MetLife showing the amount and scope of coverage provided.

                    c) Loss of coverage. The authority of any Representative to solicit and procure Contracts hereunder shall terminate automatically upon the termination of such Representative's coverage under the Broker's fidelity bond or plan of insurance as referenced herein.

                    d) Broker represents that all of its directors, officers and representatives are and shall be covered by blanket fidelity bonds, including coverage for larceny and embezzlement, issued by a reputable bonding company in an amount reasonably acceptable to MetLife. These bonds shall be maintained at Broker's expense and shall be at least, of the form type and amount required under the NASD Rules of Fair Practice. Upon request, Broker shall give evidence satisfactory to MetLife that such coverage is in force. Furthermore, Broker shall give prompt written notice to MetLife of any notice of cancellation or change of such coverage. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to MetLife, for itself of its Affiliates as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage.

             16) In such cases where Broker intends to distribute the Variable Contracts through an Agency, Broker further represents that:

                    a) Broker will operate and be responsible for all securities-related services provided by Agency arising from the offer, sale and/or servicing by its registered Representatives of the Variable Contracts;

                    b) Agency will engage in the offer or sale of Variable Contracts only through persons who are registered Representatives of the Broker. Unregistered employees will not engage in any securities activities, nor receive any compensation based on transactions in securities or the provision of securities advice;

                    c) Broker will be responsible for the education, training, supervision, and control of its registered Representatives as required under the 1934 Act and other applicable laws, including, but not limited to, principal review and approval of all sales literature and advertisements, periodic compliance audits, and maintaining ability to appoint and terminate registered persons.

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                    d)     Registered Representatives will be licensed under the
                           insurance laws of the states in which they do business and will be appointed agents by Agency for which the representatives may solicit applications in connection with the offer and sale of insurance securities;

                    e) Broker and Agency, as applicable, will maintain the books and records relating to the sale of Variable Contracts and the receipt and disbursement of insurance commissions and fees thereon. Such books and records will be maintained and preserved in conformity with the requirements of Section 17(a) of the 1934 Act and the Rules thereunder, to the extent applicable, and will at all times be compiled and maintained in a manner that permits inspection by supervisory personnel of the Broker, the SEC, the NASD, and other appropriate regulatory authorities; and

                    f) All premiums derived from the sale of the Variable Contracts will be made payable to and sent directly to MetLife or the appropriate Affiliate or will be sent by customers to the Broker for forwarding to MetLife or the appropriate Affiliate. Agency will not receive, accumulate, or maintain custody of customer funds.

             17) In such cases where Broker intends to distribute Fixed Contracts through an Agency, Broker agrees that before a subagent is permitted to solicit Contracts, Broker or its Agency shall have entered into a written agreement with the subagent pursuant to which the subagent: (a) is authorized to deliver policies only upon the payment to it of the premiums due thereon and upon compliance with the terms, conditions and provisions of such policies; (b) shall promptly remit to the Broker or Agency all funds collected on MetLife's or its Affiliates' behalf; (c) shall otherwise act only pursuant to the limited authority granted to the Agency hereunder and shall comply with all of the duties and obligations of the Broker hereunder and the rules of MetLife or its Affiliates; and (d) agrees to MetLife's right to offset from any compensation due the subagent any indebtedness due from the subagent to MetLife or its Affiliates and to chargeback compensation under MetLife's or its Affiliates' rules. The Broker further agrees that it shall promptly remit to MetLife all funds collected on the behalf of MetLife or its Affiliates.

             18) Broker agrees to comply with the policies and procedures of MetLife and its Affiliates with respect to the solicitation, sales and administration of Contracts and services Broker and Representatives are authorized to sell and service under the Agreement, including, but not limited to, privacy policies and procedures, as those policies and procedures may be provided to Broker by MetLife from time to time.

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             19)    For a period of 12 months after termination of the
                    Agreement, the Broker and Agency shall not, directly or indirectly, on a systematic basis, contact the policyholders of MetLife or its Affiliates or condone such contact for the purpose of inducing any such policyholders to lapse, cancel, and fail to renew or replace any Contract. If the Agency, in the judgment of MetLife is determined to have engaged in such prohibited activity, then MetLife shall have the right to declare the Agency's claims for compensation or any other benefit under the Agreement shall be forfeited and void. MetLife, on behalf of itself and its Affiliates, may also pursue all remedies, including injunction, to assure compliance with the covenants in this section and shall, if successful, be entitled to recover from the Agency all costs and expenses incurred in pursuing such remedies, including reasonable attorneys' fees.

             20) In such cases where Broker shall distribute Contracts with the assistance of the general agency distribution system of MetLife ("General Agent"), the following additional terms shall apply:

                    a) Broker hereby acknowledges and consents to in advance the participation of every General Agent, designated by MetLife, as a participating general agency under this Agreement.

                    b) Broker agrees that both it and its Representatives shall work cooperatively with the General Agent(s) located in the particular territory where a Contract is sold and through which the sale is processed on behalf of MetLife or its Affiliates. Broker further agrees that with respect to each such Contract, it will rely solely upon the General Agent(s) for Contract issuance, servicing, the forwarding of commissions, and other related matters. Notwithstanding the foregoing, the Broker agrees that it shall look solely to MetLife and not to General Agent(s) for payment of any commissions or other compensation payable pursuant to the terms of this Agreement.

      III.          COMPLIANCE WITH APPLICABLE LAWS

             1) MetLife and Broker agree to comply with all applicable state and federal statutes, laws, rules, and regulations including without limitation, state insurance laws, rules and regulations, and federal and state securities laws, rules and regulations. Applicable state and federal statutes, laws, rules and regulations may also include, applicable guidelines, policies, and rulings of federal and state

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                    regulatory organizations and agencies, including without
                    limitation state insurance departments, the SEC and the NASD, consumer privacy laws, HIPAA and any other state or federal laws, rules or regulations and decisions, orders and rulings of state and federal regulatory agencies that are now or may hereafter become applicable to the parties hereto and the transactions that are the subject of this Agreement ("Applicable Laws").

             2) Broker agrees to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act ("the Act"), its implementing regulations, and related SEC and SRO rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to implement a customer identification program to verify the identity of customers, and to implement an anti-money laundering compliance program. As required by the Act, Broker certifies that it has a comprehensive anti-money laundering compliance program that includes, policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function.

                    Further Broker certifies, and will certify to MET annually hereafter, that it has established and implemented a Customer Identification Program, in compliance with applicable regulations, as part of its anti-money laundering compliance program that, at a minimum, requires (i) the verification of the identity of any customer seeking to open an account; (ii) the retention of a record of the information used to verify each customer's identity; and
                    (iii) the determination, within a reasonable time before or after the account is opened, as to whether the customer appears on any lists of known or suspected terrorists or terrorist organizations as provided to it by any government agency.

                    Broker hereby agrees that it will verify the identity of each customer that it introduces MET, whether through documentary or non-documentary means, and that MET will rely upon such verification, as prescribed by the regulations promulgated under Section 326 of the Act in accordance with the safe-harbor provided in Section 103.122(b)(6) of the regulations under the Act.

      IV.           PRINCIPLES OF ETHICAL MARKET CONDUCT

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                    As a member of the American Council of Life Insurance's
                    Insurance Marketplace Standards Association (IMSA), MetLife expects that the Agency and its subagents will abide by the six principles of ethical market conduct set forth by IMSA in connection with all Contracts sold pursuant to this Agreement. The six principles are as follows: (a) to conduct business according to high standards of honesty and fairness and to render that service to its customers which in the same circumstances, it would apply to or demand for itself;
                    (b) to provide competent and customer focused sales and service; (c) to engage in active and fair competition; (d) to provide advertising and sales material that are clear as to purpose and honest and fair as to content; (e) to provide fair and expeditious handling of customer complaints and disputes; and (f) to maintain a system of supervision and review that is reasonably designed to achieve compliance with these principles of ethical market conduct. Broker shall furnish information, documentation and reports to MetLife as it may reasonably request in order to permit MetLife to ascertain whether Broker is conducting its operations in accordance with the Principles of Ethical Market Conduct.

      V.            COMPENSATION

             1) MetLife shall pay Broker compensation for the sale of each Contract sold by Representative of Broker as set forth in Exhibits A, B and Compensation Schedule(s) attached between MetLife and either Broker or Agency, as the case may be. MetLife shall identify to Broker with each such payment the name or names of the Representative(s) of Broker who solicited each Contract covered by the payment. Broker will be responsible for issuing checks, statements or forms for tax purposes and other administrative duties connected with compensation of such Representatives. Unless otherwise agreed upon by the parties, MetLife shall have no obligation to any of the employees, agents or Representatives of Broker or Agency for the payment of any compensation. Unless otherwise provided in Exhibits A, B or in the Compensation Schedules, Exhibits A or B and the Compensation Schedules, including the commissions and fees therein, may be amended by MetLife at any time, in any manner, and without prior notice. Any amendment to Exhibits A, B or in the Compensation Schedules will be applicable to any Contract for which any application or premium is received by MetLife on or after the effective date of such amendment. However, MetLife reserves the right to amend such Exhibits and Schedules with respect to subsequent premiums and renewal commissions and the right to amend such Exhibits and Schedules pursuant to this subsection even after termination of this Agreement.

             2) MetLife may at any time offset against any compensation payable to (a) the Agency or its successors or assigns, any indebtedness due from the Agency to MetLife or its Affiliates, and (b)

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                    the subagents or their successors or assigns any
                    indebtedness due from the subagent to MetLife or its Affiliates. Nothing contained herein shall be construed as giving Agency or representative the right to incur any indebtedness on behalf of MetLife or its Affiliates. Any remaining indebtedness of Broker to MetLife or its Affiliates arising under this Agreement shall be a first lien against any monies payable hereunder. The right of Broker, or any person claiming through Broker to receive any compensation provided by this Agreement shall be subordinate to the right of MetLife to offset such compensation against any such indebtedness of the Broker to MetLife or its Affiliates.

             3) Neither Broker nor any of its Representatives shall have any right to withhold or deduct any part of any premium or other purchase payment it shall receive with respect to the Contracts covered by this Agreement for purposes of payment of commission or otherwise.

             4) No compensation shall be payable, and any compensation already paid shall be returned to MetLife on request, under each of the following conditions:

                    a) if MetLife or its Affiliates, in their sole discretion, determine not to issue the Contract applied for,

                    b) if MetLife or its Affiliates refund the premium paid by the applicant, upon the exercise of applicant's right of withdrawal pursuant to any "free-look" privilege,

                    c) if MetLife or its Affiliates refund the premium paid by applicant as a result of the resolution of a consumer complaint, recognizing that MetLife and its Affiliates have sole discretion to refund premiums paid by applicants, or

                    d) if MetLife or its Affiliates determine that any person signing an application who is required to be registered and/or licensed or any other person or entity receiving compensation for soliciting purchases of the Contracts is not duly registered and/or licensed to sell the Contracts in the jurisdiction of such attempted sale.

             5) MetLife shall pay the compensation to Agency for Contracts credited prior to the termination date of this Agreement to the Agency under the Agreement, as set forth in Exhibits A, B or any Compensation Schedule, attached, while it is in effect. Such

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                    Compensation shall be payable when the premium is due and
                    paid to MetLife subject to the provisions of this Agreement and of the Schedule(s).

             6) Agency and Broker hereby agree and acknowledge that compensation attributable to the sale of any Contract issued by an Affiliate may be payable directly by MetLife, in its discretion, to Agency or Broker where permitted, and not by the Affiliate. Agency and Broker further agree and acknowledge that such payment of compensation by MetLife attributable to the sale of such Contracts shall constitute a complete discharge of the obligation to pay compensation by the Affiliate issuer under this Agreement. The foregoing manner of payment shall not affect the right of offset or chargeback as referred to in Sections V (2) and V (4) of this Agreement, or other compensation rules as may be set forth in this Agreement, Compensation Schedules(s), or rules of the MetLife or its Affiliates.

             7) MetLife shall not be obligated to pay any compensation, which would violate the applicable laws of any jurisdictions, anything in this Agreement notwithstanding.

             8) Unless otherwise agreed to by MetLife, Broker, either directly or by reimbursing MetLife on request, shall pay for expenses incurred by such Broker in connection with the solicitation, offer and sale of the Contracts.

             9) In addition to the conditions and limitations elsewhere contained in the Agreement and the Compensation Schedule(s), no first year commission shall be payable on replacements or switches of any Contract with another Contract, which are undisclosed, and which otherwise requires disclosure by either state regulation or MetLife's or its Affiliates' rules on replacement transactions; the replacement or switching rules of each applicable Affiliate are described on Exhibit C attached hereto.

             10) With respect to compensation under this Agreement, in the event that anything contained in this Section V conflicts with the terms of the compensation described in the attached Exhibits A, B or the Compensation Schedule(s), the terms contained in such schedules attached will prevail.

      VI.           COMPLAINTS AND INVESTIGATIONS

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             1)     Broker and MetLife jointly agree to cooperate fully in any regulatory investigation or proceeding or judicial proceeding arising in connection with the offer, sale, and/or servicing of the Contracts.

             2) Both the Broker and MetLife jointly agree to investigate any customer complaint in connection with the Contracts. The term customer complaint shall mean an oral or written communication either directly from the purchaser of or applicant for Contract covered by this Agreement or his/her legal representative, or indirectly from a regulatory agency to which he/she or his/her legal representative has expressed a grievance.

             3) Such cooperation referred to in Sections VI (1) and VI (2) of this Agreement shall include, but is not limited to, each party promptly notifying the other of the receipt of notice of any such investigation or proceeding, forwarding to the other party a copy of any written materials in connection with the matter and such additional information as may be necessary to furnish a complete understanding of same. In the case of a customer complaint, promptly refer such complaint to the other party for handling where appropriate and provide the other party with customer complaint information and documentation upon request. A complaint is defined as a written or documented verbal communication received by a company or its distributors, which primarily expresses a grievance.

             4) MetLife reserves the right to settle on behalf of itself, and on behalf of itself and Broker collectively if Broker agrees, any claims, complaints or grievances made by applicants, policyholders or others in connection with the Contracts, and concerning any conduct, act or omission by the Broker or its agents or representatives with respect to the Contracts or any transactions arising out of this Agreement. If Broker does not agree to a collective settlement with MetLife and MetLife, on behalf of itself, settles the matter, Broker shall indemnify and hold harmless MetLife from any and all claims, complaints or grievances made by Broker or any applicant, policyholder or other made in connection with such matter.

      VII.          RECORDS AND ADMINISTRATION

             1) To the extent requested by Broker and agreed to by MetLife, once a Contract has been issued, it will be delivered after review by Broker to the applicant, accompanied by any applicable Notice of Withdrawal Right and any additional appropriate documents. MetLife will confirm or cause to be confirmed to customers all Contract transactions, as to the extent legally required, and will administer the Contracts after they have been delivered, but may from time to time require

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                    assistance from Broker. Consistent with its administrative procedures, MetLife will assume that a Contract issued by it will be promptly delivered by Broker to the purchaser of such Contract. As a result, if a purchaser exercises the free look rights under a Contract, Broker shall indemnify MetLife for any loss incurred by MetLife or its Affiliates that results from Broker's failure to promptly deliver such Contract to its purchaser.

             2) Broker will maintain all books and records as required by Rules 17a-3 and 17a-4 under the 1934 Act, except to the extent that MetLife may agree to maintain any such records on Broker's behalf. Records subject to any such agreement shall be maintained by MetLife as agent for Broker in compliance with said rules, and such records shall be and remain the property of Broker and be at all times subject to inspection by the SEC in accordance with Section 17(a) of that Act. Nothing contained herein shall be construed to affect MetLife's or its Affiliates' right to ownership and control of all pertinent records and documents pertaining to its business operations including, without limitation, its operations relating to the Contracts, which right is hereby recognized and affirmed. MetLife and Broker agree that each shall retain all records related to this Agreement as required by the 1934 Act, and the rules and regulations thereunder and by any other applicable law or regulation, as Confidential Information as described in Section VIII(D) of this Agreement, and neither party shall reveal or disclose such Confidential Information to any third party unless such disclosure is authorized by the party affected thereby or unless such disclosure is expressly required by applicable federal or state regulatory authorities. However, nothing contained herein shall be deemed to interfere with any document, record or other information, which by law, is a matter of public record.

      VIII.         PRIVACY INFORMATION

      A.            PROPRIETARY INFORMATION

                    Any and all account records developed by MetLife or its Affiliates, or provided to MetLife or its Affiliates by Broker or Broker's affiliates, including but not limited to customer files, sales aides, computer software, customer names, addresses, telephone numbers and related paperwork, literature, authorizations, manuals and supplies of every kind and nature relating to the Contracts and the servicing of the Contracts are and shall remain the property of MetLife or its Affiliates. Such proprietary information and materials shall be treated as nonpublic personal information and/or confidential information, as appropriate pursuant to Sections VIII(A), (B), (C), and (D) of this Agreement.

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                    Any and all proprietary information and material developed and provided by MetLife and its Affiliates shall be returned to MetLife (including all copies made by the Broker or its affiliates) upon termination of this Agreement. Any materials developed by the Broker or its affiliates in support of the marketing, sales, advertising or training related to MetLife or its Contracts shall be destroyed upon the termination of the Agreement.

      B.            RECEIPT OF CUSTOMER NONPUBLIC PERSONAL INFORMATION FROM
                    BROKER BY METLIFE

             1) MetLife and its Affiliates will treat nonpublic personal information regarding Broker's customers provided to it by Broker under this Agreement as Confidential Information under Section VIII(D) of this Agreement, except that such provisions shall not apply to such information regarding customers of Broker who were, are or become policyholders or customers of MetLife or its Affiliates other than by reason of the services provided by Broker under this Agreement.

             2) Notwithstanding the foregoing, MetLife and its Affiliates shall have the right to use or disclose such nonpublic personal information: (a) to the full extent required to comply with Applicable Laws or requests of regulators; (b) as necessary in connection with any of MetLife or its Affiliates' audit, legal, compliance or accounting procedures; (c) as necessary or permitted by Applicable Laws in the ordinary course of business, for example to administer Contracts and provide customer service to purchasers of Contracts under this Agreement; (d) as authorized by such customer; and (e) to protect against or prevent fraud.

             3) MetLife and its Affiliates may market, offer, sell or distribute insurance products, including, but not limited to, the Contracts, or any of their other products and related services, outside of this Agreement to customers of Broker provided they do not use nonpublic personal information regarding Broker's customers provided by Broker to specifically target customers, and such marketing, offering, selling or distributing by MetLife and its Affiliates of insurance (including but not limited to the Contracts) or any of their other products or services shall not be subject to the terms of this Agreement.

      C. TREATMENT OF NONPUBLIC PERSONAL INFORMATION DISCLOSED TO BROKER BY METLIFE

                    Broker will treat nonpublic personal information regarding Broker's customers provided to it by MetLife or its Affiliates under this Agreement as Confidential Information and shall use such

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                    information only to solicit sales of and to provide service with respect to Contracts sold pursuant to this Agreement. Notwithstanding the foregoing, Broker shall have the right to use or disclose nonpublic personal information provided to it by MetLife or its Affiliates to the extent permitted by Applicable Laws and MetLife's or its Affiliates' privacy policy, for example, to comply with Applicable Laws or requests of regulators, in connection with Broker's audit procedures, as authorized by such customers, and to protect against or prevent fraud.

      D.            CONFIDENTIAL INFORMATION

             1) MetLife and its Affiliates and Broker will maintain the confidentiality of Confidential Information disclosed by either party to the other party under the terms of this Agreement. Except as otherwise provided in Sections VIII(A) and VIII(B), neither MetLife and its Affiliates nor Broker shall disclose any Confidential Information that is covered by this Agreement, and shall only disclose such information if authorized in writing by the affected party or if expressly required under the terms of a valid subpoena or order issued by a court of competent jurisdiction or regulatory body or applicable laws and regulations. "Confidential Information" means: (a) any information that this Agreement specifies will be treated as "Confidential Information" under this Section VIII(B); (b) any information of Broker and its affiliates disclosed by Broker to MetLife or its Affiliates through the course of business during the term of this Agreement, or any information of MetLife and its Affiliates that is disclosed by MetLife or its Affiliates to Broker through the course of business during the term of this Agreement, in each such case if such information is clearly identified as and marked "confidential" by the disclosing party, such information includes, but is not limited to, new products, marketing strategies and materials, development plans, customer information, client lists, pricing information, rates and values, financial information and computer systems; (c) nonpublic personal information; and (d) information required to be treated as confidential under Applicable Laws.

             2) "Confidential Information" does not include (i) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (ii) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or
                    (iii) information that the disclosing party consents in writing that the receiving party may disclose.

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             3)     The disclosing party warrants that it has the right to
                    provide access to, disclose and use, the Confidential Information to be provided hereunder. The receiving party shall not be liable to the other for:

                    a) inadvertent use, publication, or dissemination of the Confidential Information received hereunder provided that: (i) it uses the same degree of care in safeguarding such information as it used for its own information of like importance; (ii) it has complied with Applicable Laws; and (iii) upon discovery of such, it shall take steps to prevent any further inadvertent use, publication, or dissemination; and/or

                    b) unauthorized use, publication or dissemination of the Confidential Information received hereunder by persons who are or have been in its employ unless it fails to safeguard such information with the same degree of care as it uses for its own proprietary information of like importance and provided that the receiving party uses such Confidential Information in accordance with Applicable Laws.

             4) Any similarity between the Confidential Information and any other information, regardless of medium, whether verbal or written, as well as contracts and/or services acquired from third parties or developed by the receiving party, or Affiliates independently through its or their own efforts, thought, labor and ingenuity shall not constitute any violation of this Agreement and shall not subject the receiving party to any liability whatsoever.

             5) The receiving party shall use the Confidential Information solely for purposes contemplated by this Agreement and shall not disclose the Confidential Information except as expressly provided herein.

             6) The receiving party understands that neither the disclosing party nor any of its representatives or designees have made or make any representation or warranty as to the accuracy or completeness of the Confidential Information.

      E.            PROTECTED HEALTH INFORMATION

             To the extent that Broker and its Representatives receive, create, has access to or uses PHI, as that term is defined in Section I of the Agreement, regarding individuals who are applicants for, owners of or eligible for benefits under certain health insurance products and optional riders offered by or through MetLife or any of its Affiliates, in accordance with the requirements of the federal Health Insurance

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             Portability and Accountability Act of 1996 and related regulations
             ("HIPAA"), as may be amended from time to time, Broker agrees:

             1) Not to use or disclose PHI except (i.) to perform functions, activities, or services for, or on behalf of, MetLife or its Affiliates as specified in the Agreement and consistent with applicable laws, or (ii.) to the extent that such use or disclosure is required by law. Any such use or disclosure shall be limited to that required to perform such services or to that required by relevant law.

             2) To use appropriate safeguards to prevent use or disclosure of PHI other than as permitted by this Agreement.

             3) To promptly report to MetLife any use or disclosure of PHI not permitted by this Agreement of which Broker becomes aware and to mitigate any harmful effect of any use or disclosure that is made by Broker or its Representatives in violation of the requirements of this Agreement.

             4) T ensure that any third party with whom Broker contracts or is hired under that arrangement, receives or has access to PHI agrees to the same restrictions and conditions that apply to Broker with respect to PHI under this Agreement.

             5) To, within 15 days of MetLife's request, provide MetLife with any PHI or information relating to PHI as deemed necessary by MetLife to provide individuals with access to, amendment of, and an accounting of disclosures of their PHI.

             6) To make Broker's records relating to use or disclosure of PHI available to the Secretary of the United States Department of Health and Human Services at his/her request to determine MetLife's, or one of its Affiliate's, compliance with HIPAA.

             7) To, upon termination of this Agreement, in accordance with MetLife's wishes either return or destroy all PHI Broker maintains in any form and retain no copies. If MetLife agrees that such return or destruction is not feasible, Broker shall extend these protections to the PHI beyond the termination of the Agreement, in which case any further use or disclosure of the PHI will be solely for the purposes that make return or destruction infeasible. Destruction without retention of copies is deemed "infeasible" if prohibited by the terms of the Agreement or by applicable law, including record retention requirements of various state insurance laws.

      IX.           INDEMNIFICATION

             1) Except with respect to matters relating to the joint distribution of Contracts, the following indemnification provisions shall apply:

                    a.            MetLife will indemnify and hold harmless
                           Broker from any and all losses, claims, damages or liabilities (or actions in respect thereof), to which Broker may become subject, insofar as

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                           such losses, claims, damages or liabilities (or
                           actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, Registration Statements or any other sales or offering materials furnished or approved in writing by MetLife for any of the Contracts or any relevant funding vehicle or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Broker for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action in respect thereof; provided, however, that MetLife shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made by Broker when referring to or explaining such Prospectus, amendment, Registration Statement or any other sales or offering materials. MetLife shall not indemnify Broker for any action where an applicant for any of the Contracts was not furnished or sent or given, at or prior to written confirmation of the sale of a Contract, a copy of the appropriate Prospectus (es), any Statement of Additional Information, if required or requested, and any supplements or amendments to either furnished to Broker by MetLife. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of Broker and any person controlling it.

                    b.            Broker will indemnify and hold harmless
                           MetLife and its Affiliates against any losses, claims, damages or liabilities (or actions in respect thereof), to which MetLife or its Affiliates may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any negligent, improper, fraudulent or unauthorized acts or omissions by Broker, its employees, agents, representatives, officers or directors, including but not limited to improper or unlawful sales practices, any statement or alleged untrue statement of any material fact, any omission or alleged omission, any unauthorized use of sales materials or advertisements, and any oral or written misrepresentations; and will reimburse MetLife or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of MetLife and its Affiliates, and any person controlling either MetLife or its Affiliates.

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                    c.            Broker shall indemnify and hold harmless
                           MetLife and its Affiliates from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which MetLife or its Affiliates may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from any breach of any representation or warranty, covenant, agreement, obligation or undertaking in this Agreement by Broker or its directors, officers, employees or other representatives or by any other person or entity acting on behalf of or under control of Broker; and will reimburse MetLife or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of MetLife and its Affiliates, and any person controlling either MetLife or its Affiliates.

                    d.            Broker shall indemnify and hold MetLife and
                           its Affiliates harmless for any penalties, losses or liabilities resulting from MetLife improperly paying any compensation under this Agreement, unless such improper payment was caused by MetLife's or its Affiliates' negligence or willful misconduct; and will reimburse MetLife or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of MetLife or its Affiliates, and any person controlling either MetLife or its Affiliates.

             2) With respect to matters relating to the joint distribution of Contracts, the following indemnification provision shall apply:

                    a) MetLife, and General Agent, where applicable, jointly and severally, agree to indemnify Broker and Agency against and hold them harmless from any and all claims, damages, lawsuits, administrative proceedings, liabilities and expenses (including reasonable attorneys' fees) against Broker or Agency arising or resulting directly or indirectly from acts or omissions of MetLife or General Agent(s), including, but not limited to, breach of any representation, warranty, covenant or obligation of MetLife or General Agent(s) under the Agreement, or of any of their officers or employees in connection with performance under the Agreement. For purposes of this Section only, Broker shall be deemed to include its "controlling persons" as defined in Section 15 of the 1933 Act and Section 20(a) of the 1934 Act.

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                    b)     Broker and Agency, where applicable, jointly and
                           severally, agree to indemnify MetLife, its Affiliates and General Agent(s) against and hold them harmless from any and all claims, damages, lawsuits, administrative proceedings, liabilities and expenses (including reasonable attorneys' fees) against MetLife, its Affiliates or General Agent(s) arising or resulting directly or indirectly from acts or omissions of Broker or Agency, including, but not limited to, breach of any representation, warranty, covenant or obligation of Broker or Agency under the Agreement, or of any of their officers or employees in connection with performance under the Agreement. For purposes of this Section only, MetLife shall be deemed to include its "controlling persons" as defined in Section 15 of the 1933 Act and Section 20(a) of the 1934 Act.

             3) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      X.            GENERAL PROVISIONS

      A.            TERM AND TERMINATION

             1) This Agreement shall continue in force for a term of one year from the Effective Date and thereafter shall automatically be renewed each year for a further one-year period, provided that any party may unilaterally terminate this Agreement with or without cause upon thirty (30) days prior written notice of termination to the other parties.

      2)            Change in Status.

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                    a)     Broker-Dealer Status. The Agreement shall terminate
                           immediately upon MetLife or Broker ceasing to be a registered broker-dealer or a member of the NASD.

                    b) Legal Status. The Agreement shall terminate immediately upon the termination of the legal existence of Selling Broker-Dealer or the Agency, or the merger, consolidation, reorganization, dissolution, receivership or bankruptcy of either, or whenever the Agency is no longer licensed under law to solicit and procure applications for Contracts, unless the Agency notifies the other parties in writing at least thirty (30) days' prior to the occurrence of any of the above events and obtains written permission to continue on a basis approved by the other parties.

             3) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (a) the agreements contained in Sections, VI, VIII, IX, X(E), X(F), and X(J) hereof; and (b) the obligation to settle accounts hereunder. Except with respect to records required to be maintained by Broker pursuant to Rules 17a-3 and 17a-4 under the 1934 Act, Broker shall return to MetLife, within 30 days after the Effective Date of termination, any and all records in its possession which have been specifically maintained in connection with MetLife's operations related to the Contracts.

      B.            ASSIGNABILITY

                    This Agreement shall not be assigned by either party without the written consent of the other; provided, however, that MetLife may assign this Agreement to its Affiliates at any time. Any purported assignment in violation of this Section shall be void.

      C.            AMENDMENTS

                    No oral promises or representations shall be binding nor shall this Agreement be modified except by agreement in writing, executed on behalf of the Parties by a duly authorized officer of each of them.

      D.            NOTICES

                    Notices to be given hereunder shall be addressed to:

                    _____________                               _____________

                    _____________                               _____________

                    _____________                               _____________

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                    _____________                               _____________

      E.            ARBITRATION

             1) All disputes and differences between the parties, other than those arising with respect to the use of nonpublic personal information under Section VIII must be decided by arbitration, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from an arbitration proceeding by applicable state law.

             2) Either party may initiate arbitration by providing written notification to the other party. Such written notice shall set forth (i) a brief statement of the issue(s); (ii) the failure of the parties to reach agreement; and (iii) the date of the demand for arbitration.

             3) The arbitration panel shall consist of three arbitrators. The arbitrators must be impartial and must be or must have been officers of life insurance and or securities companies other than the parties or their affiliates.

             4) Each party shall select an arbitrator within thirty (30) days from the date of the demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, an arbitrator will be appointed on its behalf. The two (2) arbitrators shall select the third arbitrator within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, each arbitrator shall submit to the other a list of three (3) candidates. Each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two names chosen by drawing lots.

             5) The arbitrators shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall consider practical business and equitable principles as well as industry custom and practice regarding the applicable insurance and securities business. The arbitrators are released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

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             6)     The arbitrators shall determine all arbitration schedules
                    and procedural rules. Organizational and other meetings will be held in New York, unless the arbitrators select another location. The arbitrators shall decide all matters by majority vote.

             7) The decisions of the arbitrators shall be final and binding on both parties. The arbitrators may, at their discretion, award costs and expenses, as they deem appropriate, including but not limited to legal fees and interest. The arbitrators may not award exemplary or punitive damages. Judgment may be entered upon the final decision of the arbitrators in any court of competent jurisdiction.

             8) Unless the arbitrators shall provide otherwise, each party will be responsible for (a) all fees and expenses of its respective counsel, accountants, actuaries and any other representatives in connection with the arbitration and (b) one-half (1/2) of the expenses of the arbitration, including the fees and expenses of the arbitrators

      F.            GOVERNING LAW

                    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to New York choice of law provisions.

      G.            ENTIRE UNDERSTANDING

                    This Agreement and any reference incorporated herein constitute the complete understanding of the parties and supersedes in its entirety any and all prior and contemporaneous agreements among the parties with respect to the subject matter discussed herein. No oral agreements or representations shall be binding.

      H.            THIRD PARTY BENEFICIARIES

                    MetLife's Affiliates shall be third party beneficiaries of this Agreement, entitled to enforce the provision hereof as if they were a party to this Agreement. Except as otherwise provided in the preceding sentence, nothing in the Agreement shall convey any rights upon any person or entity, which is not a party to the Agreement.

      I.            NON-EXCLUSIVITY

                    Broker and Agency agree that no territory or product is assigned exclusively hereunder and that MetLife reserves the right in its discretion to enter into selling agreements with other

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                    broker-dealers, and to contract with or establish one or
                    more insurance agencies in any jurisdiction in which Broker transacts business hereunder.

      J.            NO-HIRE

                    For purposes of this Section J only, the term "agent" shall include all appointed agents and Representatives. The parties to this Agreement acknowledge that each may have access to the names and identities of agents of each party as a result of performing their respective obligations under this Agreement, and that each may establish close working relationships with such persons. Therefore, Broker and Agency on the one hand (for purposes of this Section J, "Selling Group"), and MetLife on the other hand, agree that while an agent maintains his/ her affiliation with each and for twelve (12) months after his/ her termination of the affiliation:

                    a) Selling Group will not hire any agent of MetLife. In addition Selling Group acknowledges that its agents hold important contractual and business relationships with it and agree that it shall not interfere in any way with the relationships, contractual or otherwise, between MetLife and its agents. Selling Group shall not induce or encourage, or attempt to induce or encourage, any agent of MetLife to terminate or change his/ her relationship with MetLife.

                    b) MetLife will not hire any agent of Selling Group. In addition MetLife acknowledges that its agents hold important contractual and business relationships with it and agree that it shall not interfere in any way with the relationships, contractual or otherwise, between Selling Group and its agents. MetLife shall not induce or encourage, or attempt to induce or encourage, any agent of Selling Group to terminate or change his/ her relationship with Selling Group.

      K.            WAIVER

                    The failure of either party to strictly enforce any provision of this Agreement shall not operate as a waiver of such provision or release either party from its obligation to perform strictly in accordance with such provision.

      L.            COUNTERPARTS

                    This Agreement may be executed in counterparts, with the same force and effect as if executed in one complete document.

      M.            SEVERABILITY

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                    If any provision of this Agreement is declared null, void or unenforceable in whole or in part by any court, arbitrator or governmental agency, said provision shall survive to the extent it is not so declared and all the other provisions of the Agreement shall remain in full force and effect unless, in each case, such declaration shall serve to deprive any of the parties hereto of the fundamental benefits of this Agreement.

In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.

METROPOLITAN LIFE INSURANCE COMPANY
(BROKER-DEALER)

By__________________________________

____________________________________
Print Name & Title

Date________________________________


METROPOLITAN LIFE INSURANCE COMPANY
(ISSUER)

By__________________________________

____________________________________
Print Name & Title

Date________________________________

BROKER
(SELLING BROKER-DEALER)

By__________________________________

____________________________________
Print Name & Title

Date________________________________

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EXHIBIT A

SCHEDULE OF VARIABLE PRODUCT AND COMPENSATION

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EXHIBIT B

SCHEDULE OF FIXED PRODUCT AND COMPENSATION

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EXHIBIT C

REWRITTEN BUSINESS (RWB) COMMISSION RULES
(formerly, Replacement Commission Rules)
EFFECTIVE JUNE 1, 2002
REVISED MAY 9, 2003

                    GUIDING PRINCIPLES FOR REWRITTEN BUSINESS

The objective of this document is to provide information on MetLife's enterprise-wide Rewritten Business (RWB) Rules. These rules were designed based the following guiding principles:

1. Support SUITABLE CHANGE THAT IS DRIVEN BY THE BEST INTEREST AND NEEDS OF THE CUSTOMER.

2. ENTERPRISE CONSISTENCY - Apply the same rules for all business done by all producers in the MetLife family of distribution franchises.

3. Generally pay full compensation for increase in premium and reduced compensation for replaced premium, regardless of source.

4. FAIRNESS - Provide fair compensation for internal, Enterprise-wide replacement transactions that are done with the best interest and needs of the client in mind and in accordance with industry practices and regulatory requirements.

These rules were designed to provide for all known situations that an agent might encounter with suitability and fairness for the client in mind. At the time of the writing of this document, they are believed to cover all situations, BUT it is recognized that our business is not static and a situation may arise where these Rewritten Business Rules will not clearly address the issue.

These new rules apply to payment of First Year Compensation. In general, Asset Trail, TLP and renewal commissions will not be affected.

                          SUITABILITY, FIRST & FOREMOST

The rules for Rewritten Business are in place to support suitable transactions that are in the best interest of the customer. Simply stated, all Rewritten Business must be suitable for the customer. A product replacement or switch can only be recommended if it is in the customer's best interest. In general, when you and your customer are considering rewriting a product to better serve the customer's financial goals, the following guidelines should be followed. For a detailed review of MetLife's suitability guidelines, please refer to the Suitability Tutorial and Replacement Tutorial in the Ethics & Compliance section of the LearnNow website, or the Suitability document posted in the Reference Works section of the Ask Me/Tell Me/Read Me database.

     - The recommendation should be supported by a thorough fact-find and needs analysis.

     - The new product should clearly meet the customer's financial and personal goals, and this should be readily evident to the customer.

     - The benefits of the new product should clearly outweigh the costs and consequences of replacing or switching the existing product.

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     -   The pros and cons of the proposed transaction should be discussed completely with the customer.

     - Proper disclosure of the replacement or switch must be made to the customer and ALL Company and state requirements must be strictly adhered to with regard to Rewritten Business.

                   WHEN DO THE REWRITTEN BUSINESS RULES APPLY?

When a client gives up ALL OR PART OF THE BENEFIT PROVIDED BY AN EXISTING PRODUCT (either by ceasing to pay required premiums or deposits on the product or by appropriating the product's cash value) to fund the purchase of a New Product or the rollover into an Existing Product, these Rewritten Business rules will apply. These rules govern the commissions paid on the sale of the second product.

These rules apply in the following circumstances as defined by key terms and definitions presented in the following section of this document:

     -   When an Existing Product is rewritten by New Product; or

     - When funds from an Existing Product are used to fund a deposit into another Existing Product; or

- When an Existing Product is rewritten by a non-enterprise New Product sponsored by, or sold through the enterprise (e.g., products available through the MetLife General Agency.)

For PROTECTION PRODUCTS, and INVESTMENT PRODUCTS, any transaction identified as occurring within the respective Rewritten Business Window (see definition in next section of this document), may trigger the application of these Rewritten Business Rules.

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         KEY TERMS & DEFINITIONS AS APPLIED TO REWRITTEN BUSINESS RULES

EXISTING PRODUCT or PRODUCT BEING REWRITTEN is any "existing" enterprise protection or investment product used to fund the purchase of a new enterprise protection or investment product or to fund a deposit into an Existing Enterprise protection or investment Product.

NEW PRODUCT is any protection or investment product, policy or contract, which rewrites, in whole or part, an Existing Product.

NEW PREMIUM or NEW DEPOSIT is the amount of first-year premium or the initial deposit paid on a New Product. With respect to flexible premium life products, any amount paid in excess of the (base commissionable) premium amount - sometimes referred to as "excess premium" - is excluded.

OLD PREMIUM LEVEL is an amount equal to the first-year premium on an Existing Product. With respect to flexible premium life products, "Old Premium Level" does not include any amount previously paid in excess of the (base commissionable) premium amount - sometimes referred to as "excess premium."

OLD MONEY is the net cash value released (excluding dividend accumulations) from an Existing Product, either as cash build up, accumulation, or policy values, and subsequently appropriated or used to pay any part of a New Premium or Deposit. Appropriation or use of Old Money to pay any part of a New Premium or Deposit may be implied if the use or appropriation occurs within the Rewritten Business Window and the criteria for deeming the money to have been used for that purpose have been met. This will apply whether that cash value is explicitly rolled into the new policy or not. In addition, a full or partial surrender of PUAR/VABR values (or of a paid-up or non-forfeiture policy) on the same life is considered rollover money if it falls within the RWB window, even if the old policy is not otherwise changed or "rewritten."

NEW MONEY is any amount used to pay premium or deposits on a New or Existing Product that is not Old Money. In essence, New Money is any money paid by the client that has not come from an existing enterprise product within the Rewritten Business Window as defined in this document.

REWRITTEN BUSINESS WINDOW is the time frame in which transactions on an Existing Product will trigger the application of these Rewritten Business rules with regard to the issue of a New Product or deposit into an Existing Product. If within this time frame, an Existing Product lapses, is fully or partially surrendered for the cash value, or the annualized premium is reduced by a policy change, these Rewritten Business rules will apply to the commissions on the New Product.

     1) For PROTECTION PRODUCTS, the REWRITTEN BUSINESS WINDOW is 6 months prior to and 12 months after the Date of Part A of a New Product.

     2) For INVESTMENT PRODUCTS, the REWRITTEN BUSINESS WINDOW is 3 months prior to and 3 months after the issue date of a New Product or a deposit into an Existing contract.

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                  RULES FOR MONEY COMING INTO A NEW LIFE POLICY

PERMANENT TO PERMANENT / TERM TO TERM / PERMANENT TO TERM LIFE

FULL FIRST-YEAR COMMISSIONS will be paid on the part of the New premium in the New Product that exceeds the premium level of the Old Product.

- PARTIAL FIRST-YEAR COMMISSIONS will be paid on premium dollars in the New Product up to the premium level of the Old Product. The partial commission payable will be determined based on the age of the old policy being rewritten. This applies to "roll-overs" directly into the Cash Value and Paid-Up Riders. Please refer to the table below.

-----------------------------------------------------------
                              PERCENT OF NORMAL FYC
-----------------------------------------------------------
    YEARS
OLD POLICY HAS        UP TO OLD PREMIUM   ABOVE OLD PREMIUM
BEEN IN-FORCE             LEVEL (1)             LEVEL
-----------------------------------------------------------
   Less Than 5                0%                100%
-----------------------------------------------------------
5 but less than 6            25%                100%
-----------------------------------------------------------
6 but less than 7            30%                100%
-----------------------------------------------------------
7 but less than 8            35%                100%
-----------------------------------------------------------
8 but less than 9            40%                100%
-----------------------------------------------------------
9 but less than 10           45%                100%
-----------------------------------------------------------
    10 or more               50%                100%
-----------------------------------------------------------

(1) Also applies to old money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR).

- FOR EXISTING TERM INSURANCE SOLD AFTER 01/01/2001. When existing term insurance that was sold AFTER 01/01/2001 is replaced by a new term policy, the "UP TO Old Premium Level" percentages in the table above would be doubled.

- PREMIUM DOUBLING RULE. Should the New Policy base premium at least double that of the Old Policy base premium AND the Old Policy is at least 5 years old, full commission will be paid on all premium dollars related to the base premium of the New Policy. Any Old Money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR) will be commissioned based on the above table.

- NORMAL RENEWALS will be paid based on published schedules of renewals for the New Policy being written.

- A PERSISTENCY ADJUSTMENT will apply to offset the "lapse" of the Old Product that is being rewritten under the Traditional Life Persistency
     (TLP) arrangement. This adjustment will apply if the Old Product being rewritten is a traditional life policy, has been in force for 5 years or more, and the commissions on the New Product are adjusted under the Rewritten Business Rules.

-    No Commissions are paid for "SAVING" cases.

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-    TERM INSURANCE receives the "Percent of Normal FYC" scale if rewritten, unless it is in the last 2 years of the level premium guarantee period, in which case 100% of normal FYC is payable.

TERM TO PERMANENT

- Term-to-permanent commission payments are determined by the conversion rules of the Old Product. For a replacement of a term policy by a permanent policy, where no term conversion is available, full commissions will be paid on the permanent policy.

ANNUITIES/MUTUAL FUND/WRAP ACCOUNT TO LIFE

     FULL FIRST-YEAR COMMISSIONS will be paid when money is coming from an Old
      Investment Product and going towards a New Protection Product, EXCEPT for Annuities with surrender/withdrawal charges.

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                   RULES FOR MONEY COMING INTO AN NEW ANNUITY

FIXED TO FIXED ANNUITY / FIXED TO VARIABLE ANNUITY / VARIABLE TO FIXED ANNUITY

-    FULL COMMISSIONS will be paid on New Money included within the New Deposit.

- ONE-HALF OF THE NORMAL FIRST-YEAR COMMISSION will be paid on the Old Money included within the New Deposit. The commission is only payable if the old annuity contract is beyond the surrender/withdrawal charge period.

- NO COMMISSIONS will be paid on the Old Money included within the New Deposit if a surrender/withdrawal charge was assessed on the old contract.

VARIABLE ANNUITY TO VARIABLE ANNUITY

-    FULL COMMISSIONS will be paid on New Money included within the New Deposit.

-    NO COMMISSIONS will be paid on any Old Money included within the New
     Deposit.

MUTUAL FUND OR WRAP ACCOUNT TO FIXED OR VARIABLE ANNUITY

-    FULL COMMISSIONS will be paid on all money being deposited.

PERMANENT LIFE INSURANCE TO FIXED OR VARIABLE ANNUITY

-    FULL COMMISSIONS will be paid on New Money included within the New Deposit.

- FULL FIRST-YEAR COMMISSION will be paid on Old Money included within the New Deposit if the life insurance policy has been in force at least 10 years.

- NO FIRST YEAR COMMISSION paid on Old Money included in the New Deposit if the life insurance policy has been in force for less than 10 years.

SPECIAL RULES APPLICABLE TO ANNUITIES

- NO COMMISSIONS will be payable on company-sponsored exchanges or similar exchanges sponsored by MetLife affiliates.

- STRETCH/ DECEDENT IRA. If the annuity is an IRA contract and the beneficiary elects a stretch/decedent IRA, NO COMMISSIONS will be paid or credited.

- ANNUITIZATION. One-half (50%) of the normal commissions/GDC will be credited on an annuitization from a deferred annuity which has been in place for at least two contract years AND on an annuitization using life insurance accumulation amounts or death benefit proceeds under the terms of the policy.

- SPOUSAL TRANSFERS. If the spouse is the primary beneficiary of the annuity death claim, and he/she elects to retain the proceeds in his/her name and become the annuitant/owner of the existing contract, no commission will be paid or credited. If the annuity death proceeds are moved to a new annuity, instead of using the spousal assumption/continuation provisions, the same RWB Rules for Old Money coming into a new Annuity will apply. Full first-year commission will be paid on New Money.

Enterprise Selling Agreement
MetLife Version - September 2003

               RULES FOR MONEY COMING INTO A NEW MUTUAL FUND/WRAP

ONE MUTUAL FUND FAMILY/WRAP TO ANOTHER MUTUAL FUND FAMILY/WRAP

- FULL FIRST-YEAR COMMISSIONS will be paid, provided a properly executed "Mutual Fund Switch Letter," signed by the client, the Financial Services Representative and his or her manager, is submitted as part of the transaction.

EXCHANGES WITHIN THE SAME MUTUAL FUND FAMILY

-    FULL FIRST-YEAR COMMISSION will be paid on any amount of New Money.

- NO FIRST-YEAR COMMISSION will be paid when Old Money from a mutual fund family is used to fund a mutual fund from the same family of funds. There is generally no sales charge to the client for this exchange, and as such, there is no commission payable.

ANNUITY TO MUTUAL FUND/WRAP ACCOUNT

-    FULL COMMISSION will be paid on New Money.

- FULL FIRST-YEAR COMMISSION will be paid when a mutual fund or WRAP account rewrites an annuity that is out of the surrender charge period.

- NO COMMISSION will be paid on the Old Money if the annuity is subject to a surrender/withdrawal charge.

PERMANENT LIFE INSURANCE TO MUTUAL FUNDS/WRAP ACCOUNTS

-    FULL COMMISSIONS will be paid on New Money included within the New Deposit.

- FULL FIRST-YEAR COMMISSION will be paid on Old Money included within the New Deposit if the life insurance policy has been in force at least 10 years.

- NO FIRST YEAR COMMISSION paid on Old Money included in the New Deposit if the life insurance policy has been in force for less than 10 years.

Enterprise Selling Agreement
MetLife Version - September 2003

                           ADDITIONAL RULES THAT APPLY

The Company reserves the right to apply the rewritten business rules in special situations. Listed here is information regarding several special situations, and the names of individuals you should contact if you encounter a situation where it is unclear how these rules apply.

POLICY LOANS. It is against company rules to recommend policy loans to help fund a New or Existing Products. The date of a policy loan check may be used as the "date of lapse" in determining whether a new policy will be considered a "rewritten policy," if, within the Rewritten Business Window:

      1) a loan is taken out on an Existing Policy resulting in the total outstanding loan on that policy to be equal to 80% or more of the total loan value on that policy, AND

      2) the existing policy lapses, is surrendered for the cash value, or the annualized premium is reduced by policy change, with three or less months additional premiums having been paid 31 days after the date of the policy loan check.

Remember that it is against Company policy to recommend policy loans to help fund the purchase of an equity product.

OWNERSHIP CHANGES. When a change in ownership occurs involving a corporation, a qualified retirement plan or an irrevocable trust, the New Policy will not be considered Rewritten Business for RWB commission rule purposes, even though the insured is the same. Neither will an individually-owned policy sold after a corporate-owned policy is terminated because of business failure or bankruptcy.

MATURED ENDOWMENTS. If the funds of an endowment policy, which has matured or is within 3 years of maturity, are deposited into a new or existing life insurance policy, annuity, or mutual fund, all the funds will be considered New Money for commission purposes, and full FYCs will be paid.

JUVENILE POLICIES. Full commissions will be credited when a juvenile policy owned by parents, guardians or a trust is rewritten by a New Policy on the same life that also owns the New Policy and the owner of the New Policy is an adult (age 18 or older).

QUALIFIED DOMESTIC RELATIONS ORDER. When a life policy is cancelled because of a court ordered settlement and is rewritten by another life policy on the same life, full commissions will be credited.

Enterprise Selling Agreement
MetLife Version - September 2003

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When the assets of an annuity are required to be split because of a Domestic
Relations Order or Qualified Domestic Relations Order, no commissions will be paid or credited.

PRODUCT EXCHANGES. The company sometimes sponsors special exchange programs (known as a "company-sponsored exchange") designed to encourage clients to replace an older product with a newer one, typically because the newer product has features the older one lacks that are considered advantageous to the client. The company often provides some incentive to the client to make the sponsored exchange. Special commission provision may also apply. If they do, these special commission provisions will supersede the rules published here.

TERM CONVERSIONS. On a term conversion in the first policy year, the term writer's first-year commissions are protected. The writer of the permanent policy will receive first-year commissions on the new policy less the FYC paid on the term policy, and will receive full renewal commissions. A term policy in its second or later policy year may be converted, and full commissions will be credited to the writer effecting the term conversion.

Enterprise Selling Agreement
MetLife Version - September 2003

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                                    EXAMPLES

It's important to note at this point that the examples below show the net FYC you would receive given the assumptions shown. Remember, AS CURRENTLY IS THE BUSINESS PROCESS, Full FYC may well be paid out in one pay cycle AND the relative Rewritten Business Rule adjustments, may come 1 or more pay cycles later.

EXAMPLE OF HOW THE TABLE WORKS:

-----------------------------------------------------------------------------
                                          PERCENT OF NORMAL FYC
-----------------------------------------------------------------------------
     YEARS
 OLD POLICY HAS              UP TO OLD PREMIUM              ABOVE OLD PREMIUM
 BEEN IN-FORCE                    LEVEL (1)                       LEVEL
-----------------------------------------------------------------------------
   Less Than 5                        0%                           100%
-----------------------------------------------------------------------------
5 but less than 6                    25%                           100%
-----------------------------------------------------------------------------
6 but less than 7                    30%                           100%
-----------------------------------------------------------------------------
7 but less than 8                    35%                           100%
-----------------------------------------------------------------------------
8 but less than 9                    40%                           100%
-----------------------------------------------------------------------------
9 but less than 10                   45%                           100%
-----------------------------------------------------------------------------
    10 or more                       50%                           100%
-----------------------------------------------------------------------------

(1) Also applies to old money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR).

Assumptions:

-    New Policy FYC Rate is 50%

- Old Policy in-force for 7 1/2 years (cross table at "7 but less than 8" years in-force row)

Results:

- FYC Rate on New Premium up to the Old Premium level = 17.5% (which is normal FYC Rate 50% x 35% - the % from the chart above)

- FYC Rate for New Premium above Old Premium level = 50% (New Money, gets full FYC)

Enterprise Selling Agreement
MetLife Version - September 2003

EXAMPLES OF A LIFE TO LIFE REWRITTEN POLICY

EXAMPLE 1: Old policy and New Policy have same premium.

Old Policy                                           New Policy

-    In-force for 9 years                            -    New Premium of $1,000

-    Premium of $1,000                               -    Normal FYC rate of 50%

-    $0 net cash value

Results:

-    FYC on New Premium up to Old Premium level = 50% x 45% x $1000         = $225.00
-    FYC on New Premium above Old Premium level = 50% x ($1,000 - $1,000)   = $  0.00
                                                                              -------
                                                                  TOTAL FYC = $225.00

How did we get there?

-    Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

-    Multiply as shown above for New Premium up to Old Premium level ($1,000)

- No FYC on New Premium above Old Premium level because New Premium minus Old Premium is $0.

EXAMPLE 2: New Policy has $500 more premium than old policy.

Old Policy                                           New Policy

-    In-force for 9 years                            -    New Premium of $1,500

-    Premium of $1,000                               -    Normal FYC rate of 50%

-    $0 net cash value

Results:

-    FYC on New Premium up to Old Premium level = 50% x 45% x $1000         = $225.00
-    FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000)   = $250.00
                                                                              -------
                                                                  TOTAL FYC = $475.00

How did we get there?

-    Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

-    Multiply as shown above for New Premium up to Old Premium level ($1,000)

- FYC on New Premium above Old Premium calculated as above because New Premium minus Old Premium is $500.

Enterprise Selling Agreement
MetLife Version - September 2003

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EXAMPLE 3: New Policy has $500 more premium than old policy, and additional
$10,000 of Old Policy Cash Value also being rolled over into new policy.

Old Policy                                           New Policy

-    In-force for 9 years                            -    New Premium of $1,500

-    Premium of $1,000                               -    Normal FYC rate of 50%

-    $10,000 net cash value (Rolled Over to New
     Policy)

Results:

- FYC on New Premium up to Old Premium level = 50% x 45% x $1000       = $225.00

- FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000) = $250.00

- FYC on net Cash Value from Old Policy =2% x 45% x $10,000            = $ 90.00
                                                                         -------
                                                             TOTAL FYC = $565.00

How did we get there?

-    Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

-    Multiply as shown above for New Premium up to Old Premium level ($1,000)

- FYC on New Premium above Old Premium calculated as above because New Premium minus Old Premium is $500.

-    Multiply as shown above for Old Money ($10,000) rolled over to new policy.

EXAMPLE 4: Same as example 3, BUT assume $10,000 of Old Policy Cash Value is surrendered by owner (i.e., not rolled over into the new policy.)

Old Policy                                           New Policy

-    In-force for 9 years                            -    New Premium of $1,500

-    Premium of $1,000                               -    Normal FYC rate of 50%

-    $10,000 net cash value (NOT rolled over)

Results:

-    FYC on New Premium up to Old Premium level = 50% x 45% x $1,000        = $ 225.00
-    FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000)   = $ 250.00
-    FYC on net Cash Value from Old Policy ("Old Money")                    = $   0.00
                                                                              --------
                                                                  TOTAL FYC = $ 475.00

How did we get there?

-    Look Up applicable FYC adjustment rate from table ( 9 years inforce) = 45%

-    Multiply as shown above for New Premium up to Old Premium level ($1,000)

- FYC on New Premium above Old Premium calculated as above because New Premium minus Old Premium is $500.

- Since the owner of the contract surrendered the policy, no premium dollars came into the new Policy from "Old Money." Hence, No FYC would be paid on Old Money.

Enterprise Selling Agreement
MetLife Version - September 2003

EXAMPLE 5: Same as example 3, BUT $2,500 New Policy Premium. This would cause the Premium Doubling Rule to take effect.

Old Policy                                           New Policy

-    In-force for 9 years                            -    New Premium of $2,500

-    Premium of $1,000                               -    Normal FYC rate of 50%

-    $10,000 net cash value (Rolled over into New
     Policy)

Results:

-    FYC on All New Premium = 50% x $2,500                                          = $1,250.00
-    FYC on net Cash Value from Old Policy ("Old Money") = 2% x 45% x $10,000       = $   90.00
                                                                                      ---------
                                                                          TOTAL FYC = $1,340.00

How did we get there?

- The New base premium is at least double that of the Old base premium, therefore the Premium Doubling Rule applies and Full FYC will be paid on the New Policy base premium.

- The Old Money rolled into the New Policy will receive FYC based on the Table.

EXAMPLE 6 - ANNUITY/MUTUAL FUND/WRAP TO LIFE: $20,000 from an annuity is rolled over into the PUAR of a new life policy, which has a premium of $500.

Old Contract                                               New Policy

-    $20,000 in Old Contract (Rolled into PUAR)            -    $500 New Premium

-    No Surrender Charges                                  -    FYC is 50%

Results:

-    FYC Rate of new premium is 50% (50% x 500 = $250)                 = $250.00
-    FYC on PUAR is 3% ($20,000 x 3% = $600)                           = $600.00
                                                                         -------
                                                             TOTAL FYC = $850.00

How did we get there?

- Full FYC is paid when money is coming from an "old" Investment & Income product into a "new" Protection product.

-    Old contract was out of the surrender charge period.

Enterprise Selling Agreement
MetLife Version - September 2003

EXAMPLES OF AN ANNUITY TO REWRITTEN ANNUITY CONTRACT

EXAMPLE 7: Old annuity is out of the surrender charge period.

Old Contract                                 New Contract

-    $100,000 Old Contract Surrender         -    $100,000 New Contract Deposit

-    No Surrender Charges                    -    GDC Rate of 6%

                                             -    FYC is 35% of GDC

Results:

-    GDC is 6% of New Deposit ($100,000 x 6% = $6,000)
-    FYC Rate of GDC is 35% of $6,000 = $2,100
-    1/2 FYC on entire deposit = 50% x $2,100                        = $1,050.00
                                                                       ---------
                                                           TOTAL FYC = $1,050.00

How did we get there?

- Since there were no surrender charges and no New Money deposited, half the FYC is paid on the deposit.

     --

EXAMPLE 8: Same as Example 7, but assume additional $10,000 new deposit.

Old Contract                                  New Contact

-    $100,000 Old Contract Surrender          -    $110,000 New Contract Deposit

-    No Surrender Charges                     -    GDC Rate of 6%

                                              -    FYC is 35% of GDC

Results:

-    GDC is 6% of New Deposit
-    FYC Rate of GDC is 35%
-    Full FYC on "New Money" ($10,000 x 6% x 35% = $210)                    = $  210.00
-    1/2 FYC on rollover deposit ($100,000 x 6% x 35% x 50% = $1,050)       = $1,050.00
                                                                              ---------
                                                                  TOTAL FYC = $1,260.00

How did we get there?

- Since there were no surrender charges and there was New Money deposited along with the deposit rolled over from the old annuity, full FYC (35% of the GDC) is paid on the "New Money" and half the FYC (50% of the 35% of the
     GDC) is paid on the deposit rolled over. The amount will be paid in the current year and

Enterprise Selling Agreement
MetLife Version - September 2003

EXAMPLE 9: Same as Example 7, but old contract is still in the surrender charge period.

Old Contract                              New Contact

-    $100,000 Old Contract Surrender      -        $100,000 New Contract Deposit

-    Surrender Charges                    -        GDC Rate of 6%

                                          -        FYC is 35% of GDC

Results:

-    GDC is 6% of New Deposit
-    FYC Rate of GDC is 35%
-    FYC on rollover deposit ($100,000 x 6% x 35% x 0% = $0)             = $   0.00
                                                                           --------
                                                               TOTAL FYC = $   0.00

How did we get there?

- Since the old contract was still in the surrender charges no FYC will be paid.

EXAMPLE 10: Same as Example 8, but old contract is still in the surrender charge period.

Old Contract                              New Contact

-    $100,000 Old Contract Surrender      -        $110,000 New Contract Deposit

-    Surrender Charges                    -        GDC Rate of 6%

                                          -        FYC is 35% of GDC

Results:

-    GDC is 6% of New Deposit
-    FYC Rate of GDC is 35%
-    Full FYC on "New Money" ($10,000 x 6% x 35% = $210)                    = $   210.00
-    FYC on rollover deposit ($100,000 x 6% x 35% x 0% = $0)                = $     0.00
                                                                              ----------
                                                                  TOTAL FYC = $   210.00

How did we get there?

- Since the old contract was still in the surrender charge period, no FYC will be paid on the "Old Money" included in the deposit to the new contract. Full FYC (35% of the GDC) is paid on the "New Money."

Enterprise Selling Agreement
MetLife Version - September 2003

EXAMPLES OF A MUTUAL FUND/WRAP TO A REWRITTEN MUTUAL FUND/WRAP

EXAMPLE 11: Old fund is from ABC Family. New fund is from XYZ Family, and a properly executed "Mutual Fund Switch Letter" signed by the client, the FSR and his/her manager, has been submitted as part of the transaction.

Old Fund                                        New Fund

-    $3,000 in Old Fund                         -        $3,000 New Fund Deposit

                                                -        GDC Rate of 6%

                                                -        FYC is 35% of GDC

Results:

-    GDC is 6% of New Deposit ($3,000 x 6% = $180)

-    FYC Rate of GDC is 35%

-    FULL FYC ON FUND FAMILY CHANGE $3,000 X6% X35% = $63.00

        How did we get there?

- Since the old and new funds were from different fund families, full FYC is paid.

U.       IMPORTANT NOTE

- If, in this example, the new fund family was THE SAME AS THE OLD FAMILY, NO FYC would be payable.

EXAMPLE 12: Same as Example 11, but additional $1,000 "New Money," where new fund is from the same fund family as old fund.

Old Fund                                    New Fund

-    $3,000 in Old Fund                     -        $4,000 New Contract Deposit

                                            -        GDC Rate of 6%

                                            -        FYC is 35% of GDC

Results:

-    GDC is 6% of New Deposit

-    FYC Rate of GDC is 35%

-    No FYC on "Old Money"

-    FULL FYC ON "NEW MONEY" ($4,000 - $3,000) X 6% X 35% = $21.00

How did we get there?

-    Full FYC is paid on "New Money" only.

Enterprise Selling Agreement
MetLife Version - September 2003

EXAMPLES OF A LIFE TO ANNUITY, MUTUAL FUND, OR WRAP

EXAMPLE 13: Life policy in-force 10 or more years, no New Money. Full FYC is paid on "Old Money."

Old Policy                                 New Contract/Fund

-    $2,000 cash surrender value in Old    -    $2,000 New Contract/Fund Deposit
     Policy

-    Policy in-force 12 years              -    GDC Rate of 6%

                                           -    FYC is 35% of GDC

Results:

-    GDC is 6% of New Deposit

-    FYC Rate of GDC is 35%

-    FULL FYC ON DEPOSIT INTO NEW FUND/CONTRACT ($2,000 X 6% X 35% = $42)

EXAMPLE 14: Life policy in-force less than 10 years, no New Money. No FYC is paid on Old Money.

Old Policy                                      New Contract/Fund

-    $2,000 cash surrender value in Old Policy  -    $2,000 New Contract Deposit

-    Policy In-force 8 years                    -    GDC Rate of 6%

                                                -    FYC is 35% of GDC

Results:

-    GDC is 6% of New Deposit

-    FYC Rate of GDC is 35%

-    NO FYC ON "OLD MONEY" ($2,000 - $2,000) X 6% X 35% X 0% = $0.00

Enterprise Selling Agreement
MetLife Version - September 2003

EXAMPLE 15: Life policy in-force less than 10 years, $1,000 New Money deposited into contract/fund. Full FYC is paid on "New Money" only.

Old Policy                                      New Contract/Fund

-    $2,000 cash surrender value in Old Policy  -    $3,000 New Contract Deposit

-    Policy In-force 8 years                    -    GDC Rate of 6%

                                                -    FYC is 35% of GDC

Results:

-    GDC is 6% of New Deposit

-    FYC Rate of GDC is 35%

-    FULL FYC ON "NEW MONEY" ($3,000 - $2,000) X 6% X 35% = $21.00

-    $0 GDC on old policy cash surrender value.

EXAMPLE 16: Life policy in-force 10 or more years, $1,000 of New Money deposited into contract/fund. Full FYC is paid on the "Old Money" AND "New Money."

Old Policy                                      New Contract/Fund

-   $2,000 cash surrender value in Old Policy   -    $3,000 New Contract Deposit

-   Policy In-force 12 years                    -    GDC Rate of 6%

                                                -    FYC is 35% of GDC

Results:

-    GDC is 6% of New Deposit

-    FYC Rate of GDC is 35%

-    FULL FYC ON DEPOSIT INTO NEW CONTRACT/FUND $3,000 X 6% X 35% = $63.00

Enterprise Selling Agreement
MetLife Version - September 2003

         EXHIBIT D

         AFFILIATED INSURANCE AGENCY

         The Broker/Dealer named below ("Broker"), having executed a Sales Agreement (the "Agreement") by and among Broker and_____________________________ ("MetLife") dated _____________ that, among other things, provides for sales of Variable and Fixed Contracts through a designated affiliated insurance agency or agencies, hereby designates the affiliated insurance agency (the "Affiliated Insurance Agency") named below as its Agency (as that term is defined in the Agreement) pursuant to Section III(B) of the Agreement. By signing this Exhibit D, each of Broker and the Affiliated Insurance Agency hereby represent and warrant that the Affiliated Insurance Agency is and will be remain qualified to serve as an Agency in accordance with the terms of the Agreement, and the Affiliated Insurance Agency hereby agrees to be bound by and subject to the terms of the Agreement.

         __________________________________
         Broker/Dealer

         By: ______________________________________

         ________________________________________
         Print Name & Title

         ________________________________________
         (Tax Identification Number)

         ________________________________________
         Affiliated Insurance Agency Name

         By: ______________________________________

         ________________________________________
         Print Name & Title

         ________________________________________

Enterprise Selling Agreement
MetLife Version - September 2003

(Tax Identification Number)

Enterprise Selling Agreement
MetLife Version - September 2003